UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 3, 2012

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2012, Ixia (the “Company”) entered into a Fourth Amendment to Office Lease (the “Fourth Amendment”), effective June 1, 2012, with MS LPC Malibu Property Holdings, LLC, a Delaware limited liability company (the “Landlord”). The Fourth Amendment amended the Office Lease dated September 14, 2007 between the Company and the Landlord, as amended by an Amendment to Office Lease dated February 11, 2010, a Second Amendment to Office Lease dated November 15, 2010 and a Third Amendment to Office Lease dated January 10, 2012 (as so amended, the “Lease”). The Lease covers the principal executive offices of the Company located at 26601 West Agoura Road, Calabasas, California 91302 and certain adjacent premises.

Effective June 1, 2013, the Fourth Amendment (i) expands the premises covered by the Lease from approximately 86,000 square feet to approximately 112,000 square feet and (ii) extends the expiration date for the term of the Lease from May 31, 2013 to May 31, 2023. The Fourth Amendment also provides the Company with a right to terminate the Lease effective as of May 31, 2020, provided the Company gives notice by March 31, 2019 and pays a related termination fee. The Fourth Amendment eliminates the Company’s previously granted option to extend the term of the Lease for an additional five-year period.

Under the Lease, as amended by the Fourth Amendment, the annual base rent under the Lease during the extended term will range from approximately $2.1 million during the first year of the extended Lease term that begins on June 1, 2013 to approximately $2.7 million during the final year of the Lease term that begins on June 1, 2022. During the extended term, the Company will continue to be responsible on a pass through basis for its proportionate share of any increases in operating expenses, taxes and facilities expenses over base year expense levels, provided that commencing on June 1, 2013, the base year will change from the 2008 to the 2012 calendar year.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the copy of the Fourth Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit 10.1 is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Fourth Amendment to Office Lease dated as of June 1, 2012 between MS LPC Malibu Property Holdings, LLC and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: July 10, 2012	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Office Lease dated as of June 1, 2012 between MS LPC Malibu Property Holdings, LLC and the Company